UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       October 25, 2012

MOVADO GROUP, INC.
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-16497	13-2595932
(Commission File Number)	(I.R.S. Employer Identification No.)

650 From Road, Suite 375 Paramus, NJ	07652-3556
(Address of principal executive offices)	(Zip Code)

(201) 267-8000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

On October 25, 2012, Movado Group, Inc. (the “Company”) and Swissam Products Limited, a wholly owned subsidiary of the Company (together with the Company, “Licensees”), entered into an amendment dated as of September 30, 2012 (the “Second Amendment”) to the Amended and Restated License Agreement, dated September 16, 2009 (as previously amended, the “License”) with Tommy Hilfiger Licensing, LLC (“Licensor”) pursuant to which Licensor agreed to license certain intellectual property, including the trademark TOMMY HILFIGER and related marks to Licensees. The Second Amendment modifies the Minimum Sales Level applicable to the Licensed Products (including Jewelry Products),  as defined in the License Agreement, each year for the duration of the initial Term (ending March 31, 2014) and for the Extension Term (ending March 31, 2019);  modifies the Guaranteed Minimum Royalty payable each year in respect of sales of the Licensed Products (including Jewelry Products) for the duration of the initial Term and for the Extension Term; replaces the Supplier Code of Conduct, previously comprising Exhibit E to the License, with the PVH Corp. Code of Conduct and Statement of Corporate Responsibility and amends certain provisions concerning the audit and approval of third party contract manufacturers engaged by Licensees.

The Company intends to file the Second Amendment as an exhibit to its next periodic report and will seek confidential treatment of certain terms of the Second Amendment at such time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 31, 2012

MOVADO GROUP, INC.
By:	/s/ Timothy F. Michno
Name: Timothy F. Michno Title: Ge General Counsel